6.12

        SECOND AMENDED AND RESTATED BRIDGE LOAN AND CONSULTING AGREEMENT
                 BY AND BETWEEN PACIFIC ACQUISITION GROUP, INC.
                   AND LEGACY BRANDS, INC., DATED JUNE, 1997

                                   [TO COME]